ANNULMENT AND AMENDING AGREEMENT


       THIS  ANNULMENT  AND  AMENDING  AGREEMENT  (the  "Amending
Agreement") is made and entered into as of the 2nd day of May, 2003, by and between the following:

      MICHAEL S. GOODLETT, an individual, and TERRENCE RIELY, an individual; and

     PARAMCO FINANCIAL GROUP, INC., a Delaware corporation.


                       W I T N E S S E T H


      WHEREAS, the parties hereto entered into that certain Purchase Agreement, dated as of January 31, 2003 (the "Purchase Agreement"), subject to the terms and conditions of which Paramco and Sellers desired for Paramco to purchase from Sellers and for Sellers to sell to Paramco all of the outstanding common stock of WOODLANDS S.A. FINANCIAL SERVICES, INC., a Texas corporation;

      WHEREAS,  in  Section  4.4(b) of  the  Purchase  Agreement,
Sellers represented and warranted to Paramco that:

     Woodlands' Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

      WHEREAS, in reliance on such representation and warranty, the parties closed the transactions contemplated by the Purchase
Agreement on January 31, 2003 (the "January Closing");

      WHEREAS, as of the date hereof, an audit of such financial statements (the "Financial Statements") has not been completed by Paramco's independent accountant, who has stated that such audit will not be completed until after May 20, 2003;

      WHEREAS, Paramco and Sellers deem it desirable and in the best interests of Paramco that the January Closing be annulled and that the Purchase Agreement be amended to provide for a closing date not later than August 28, 2003, subject to completion of the audit of the Financial Statements; and

      WHEREAS, Sellers and the Board of Directors of Paramco have approved and adopted this Amending Agreement, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:




PAGE                           -1-




                            SECTION 1

                           DEFINITIONS

     1.1   "Amending Agreement", "Purchase Agreement", "Financial
Statements", and "January Closing", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Amending Agreement.

      1.2 All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.


                            SECTION 2

AGREEMENT FOR ANNULMENT OF CLOSING AND AMENDMENT OF CLOSING DATE

     2.1  Annulment of Closing.

      Effective as of the date of this Amending Agreement, the January Closing is hereby annulled and, in accordance therewith,
(a) Sellers hereby tender to Paramco certificate nos. P/C-01 and P/C-02, each representing 75,000 shares of Paramco's Series C Convertible Preferred Stock, in a form enabling Paramco, then and there, to cancel said shares, and (b) Paramco hereby tenders to Sellers certificate no. 7, representing all of the issued and outstanding capital stock (2,000 shares of common stock) of Woodlands, in a form enabling Sellers, then and there, to become the record and beneficial owners of said common stock.

     2.2  Amendment of Closing Date.

      The date referenced in the definition of "Closing Date"  in
the   Purchase  Agreement  is  hereby  changed,  such  that   the
definition of "Closing Date" shall be amended in full to read as follows:

     "Closing Date" shall mean 10:00 a.m., local time, August 28, 2003, at Denver, Colorado, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all
     Exhibits to this Agreement shall be complete and attached to this Agreement. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

     2.3  Addition of Section 8.3.

      The following Section 8.3 shall be added to the Purchase Agreement:

           8.3  Audit of Financial Statements.  The audit of
     the   Financial  Statements  by  Paramco's  independent
     accountant shall be complete and delivered to Paramco not later than the Closing Date.




PAGE                           -2-




                            SECTION 3

            REPRESENTATIONS AND WARRANTIES OF PARAMCO

      Paramco, in order to induce each of Sellers to execute this
Amending   Agreement   and   to   consummate   the   transactions
contemplated herein, represents and warrants to Sellers, as follows:

      3.1 Authorization and Validity. Paramco has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Amending Agreement. The board of directors and stockholders of Paramco have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Amending Agreement and the consummation of the transactions contemplated hereby. Assuming this Amending Agreement has been approved by all action necessary on the part of Sellers, this Amending Agreement is a valid and binding agreement of Paramco.

      3.2 No Defaults. Neither the execution and delivery of this Amending Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Paramco and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Amending Agreement.


                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each  of Sellers, jointly and severally, in order to induce
Paramco to execute this Amending Agreement and to consummate the transactions contemplated herein, represents and warrants to Paramco as follows:

      4.1 Authorization and Validity. Each Seller has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Amending Agreement. Assuming this Amending Agreement has been approved by all action necessary on the part of Paramco, this Amending Agreement is a valid and binding agreement of Sellers.

      4.2 Status of Woodlands. From and after the January Closing through and including the date hereof, Sellers have been fully responsible for the management, directions, operations, and planning in respect of Woodlands, and Sellers acknowledge that Paramco has not made any representation or warranty as to the status of Woodlands as of the date hereof or any change to such status during the period from and after the January Closing through and including the date hereof.

      4.3 No Defaults. Neither the execution and delivery of this Amending Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Woodlands and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Amending Agreement.




PAGE                           -3-




                            SECTION 5

                          PRESS RELEASE

      5.1 Press Release. Sellers acknowledge that Paramco shall promptly issue its press release in respect of the transactions contemplated by this Amending Agreement, and shall promptly file a Current Report on Form 8-K in respect thereof, copies of each which documents shall be provided to Sellers within two business days of their issuance and filing, respectively.


                            SECTION 6

          NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

      6.1 All statements contained in any certificate or other instrument delivered by or on behalf of Paramco or Sellers pursuant to this Amending Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by Paramco or Sellers in this Amending Agreement or pursuant hereto shall survive the date hereof until the Closing Date or May 1, 2005, whichever is longer.


                            SECTION 7

                          MISCELLANEOUS

      7.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

          to Sellers:         Michael S. Goodlett
                         Terrence Riely
                         2391 N.E. Loop 410
                         Suite 103
                         San Antonio, Texas 78217

          to Paramco:         Paramco Financial Group, Inc.
                         Attn: Douglas G. Gregg
                         4610 So. Ulster Street
                         Suite 150
                         Denver, Colorado 80237

          copy to:            Bryan Cave LLP
          (which shall not    Attn:  Randolf W. Katz, Esq.
          constitute notice)  2020 Main Street, Suite 600
                              Irvine, California 92614

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.



PAGE                           -4-



      7.2 Time of the Essence. Time shall be of the essence of this Amending Agreement.

      7.3   Costs.   Each party will bear the costs and  expenses
incurred by it in connection with this Amending Agreement and the transactions contemplated hereby.

      7.4 Entire Agreement. This Amending Agreement and the documents delivered concurrently herewith contain the entire agreement between the parties hereto with respect to the transactions contemplated this Amending Agreement and supersede all other agreements, written or oral, with respect thereto. This Amending Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Amending Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

      7.5 Counterparts. This Amending Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      7.6   Governing  Law.   This Amending  Agreement  shall  be
governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.

      7.7 Attorneys' Fees and Costs. In the event any party to this Amending Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Amending Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

      7.8 Successors and Assigns. This Amending Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     7.9 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Amending Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or his or its counsel.

      7.10  Captions.   The captions appearing in  this  Amending
Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Amending Agreement.




PAGE                           -5-




     IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

PARAMCO FINANCIAL GROUP, INC.



By: /s/ Douglas G. Gregg
   ---------------------------
     Douglas G. Gregg
     Chief Executive Officer



    /s/ Michael S. Goodlett
    --------------------------
     MICHAEL S. GOODLETT



    /s/ Terrence Riely
    --------------------------
     TERRENCE RIELY











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